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                  [WILSON SONSINI GOODRICH & ROSATI LETTERHEAD]


                                                                     EXHIBIT 5.1
                                November 20, 1997


Simulation Sciences Inc.
601 Valencia Avenue, Suite 100
Brea, California  92823

               RE:  REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

        We have examined the Registration Statement on Form S-3 (Registration Statement No. 333-39025) (the "Initial Registration Statement") filed by you with the Securities and Exchange Commission (the "Commission") and declared effective on November 19, 1997 and the Registration Statement on Form S-3 (as such may be further amended or supplemented, "Rule 462(b) Registration Statement" and together with the Initial Registration Statement, the "Registration Statements") to be filed on November 20, 1997 pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the registration under the Securities Act of up to 3,105,000 shares (including an over-allotment option granted to the Underwriters to purchase 405,000 shares) of your Common Stock, par value $0.001 per share (the "Shares"). Of the Shares, 2,991,818 shares (including all shares subject to the above-referenced over-allotment option, are authorized but heretofore unissued, and 113,182 shares are issued and outstanding and held by the Selling Stockholders referred to in the Registration Statements. We understand that the Shares are to be sold to the Underwriters for resale to the public as described in the Registration Statements. As your legal counsel, we have examined the proceedings taken, and are familiar with the proceedings proposed to be taken, by you in connection with the sale and issuance of the Shares.

        It is our opinion that, upon completion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, including the proceedings being taken in order to permit such transaction to be carried out in accordance with applicable state securities laws, the Shares, when sold in the manner described in the Registration Statements and in accordance with the resolutions adopted by the Board of Directors of the Company, will be legally and validly issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statements and further consent to the use of our name wherever appearing in the Registration Statements, including the Prospectus constituting a part thereof, and any amendments thereto.




                                           Very truly yours,

                                           WILSON SONSINI GOODRICH & ROSATI
                                           Professional Corporation


                                           /s/ WILSON SONSINI GOODRICH & ROSATI